BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)          441 VINE STREET          JOANN M. STRASSER
JAMES R. CUMMINS             CINCINNATI, OHIO 45202       AARON A. VANDERLAAN
ROBERT S BROWN              TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN        TELECOPIER (513) 381-2125        OF COUNSEL
LYNNE SKILKEN                                             GILBERT BETTMAN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN

                                                             November 1, 1999

AmeriPrime Funds
1793 Kingswood Drive
Southlake, Texas 76092

Gentlemen:

     Legal opinions that we prepared were filed with Post-Effective Amendment No. 9 and Post-Effective Amendment No. 29 (the "Legal Opinions"). We hereby give you our consent to incorporate by reference the Legal Opinions into Post-Effective Amendment No. 31 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                         Very truly yours,

                                         _______/s/_______________________
                                         Brown, Cummins & Brown Co., L.P.A.